UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported): April 1, 2011

                           FLEXIBLE SOLUTIONS INTERNATIONAL INC.
                           -------------------------------------
                   (Exact name of Registrant as specified in its charter)


     Nevada                          000-29649                91-1922863
--------------------            ---------------------      ------------------
(State or other jurisdiction    (Commission File No.)        (IRS Employer
of incorporation)                                          Identification No.)

                              615 Discovery Street
                       Victoria, British Columbia V8T 5G4
            --------------------------------------------------------
          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:    (250) 477-9969
                                                      ---------------

                                       N/A
                     -------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

      On March 31, 2011 the Company issued a press release announcing the Company's December 31, 2010 financial results.

Item 7.01    Regulation FD Disclosure

      On April 1, 2011 the Company held a conference call to discuss its financial results for the year ended December 31, 2010 and other information regarding the Company.

Item 9.01   Exhibits

Exhibit
Number     Description of Document
------     -----------------------

  99.1    Press Release issued March 31, 2011

  99.2    Conference call information

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 6, 2011

                                 FLEXIBLE SOLUTIONS INTERNATIONAL INC.



                                 By:  /s/ Daniel B. O'Brien
                                      ----------------------------------------
                                     Daniel B. O'Brien, President and Chief
                                        Executive Officer

                                  EXHIBIT 99.1

NEWS RELEASE                                                    March 31, 2011

         FLEXIBLE SOLUTIONS ANNOUNCES FULL YEAR, 2010 FINANCIAL RESULTS

   Conference call is scheduled for April 1, 2011. See the time and dial in number below.

VICTORIA, BRITISH COLUMBIA, Mar 31, 2011 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), a developer and manufacturer of biodegradable and environmentally safe, water and energy conservation technology, as well as anti-scalant and crop nutrient enhancement products, today announces financial results for the full year ended December 31, 2010.

Mr. Daniel B. O'Brien, CEO, states, "We are very pleased to announce record revenue, significantly higher than even 2008, before the recession slowed our growth."

o Sales for the full year 2010 were $11,491,401, up 17%, when compared to $9,783,496 for full year 2009. The result was an after tax GAAP accounting net loss of $0.01 per weighted average share compared net loss of $0.05 per weighted average share in full year 2009.

o Non-GAAP operating cash flow: (for details see table below). For the 12 months ending Dec. 31, 2010 net income (loss) reflects $538,029 of non-cash charges, net Income Taxes of $690,180 and New Factory Construction Costs of $870,236 (total =$2,098,445). When non-cash charges, income tax and other items, not related to current operations of the Company, are removed, the Company shows positive operating cash flow of $1,908,365 or $0.14 per share. This compares with 2009 operating cash flow of $956,322, or $0.07 per share.

o FSI's NanoChem Division (a U.S. division) had significant taxable revenue in 2010, resulting in $770,180 income tax paid compared to $394,983 in 2009. At the same time expensing of certain construction costs from the biomass factory in Canada resulted in a loss carry forward for that division. These expenses will be very valuable to the Canadian division in the near future, to reduce taxable revenue as the biomass factory in Alberta comes on line.

o The biomass factory is very close to achieving commercial levels of production. We hope to announce this milestone in the second quarter and begin providing naturally sourced, polyaspartic acid to our current and future customers.


The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, oil field extraction and fertilizer use to further increase sales in this division. In past years, the NanoChem Division sales have been less volatile quarter over quarter than FSI's other divisions. However, due to increasing sales into agriculture, seasonality may be more apparent in future quarters. Mr. O'Brien continues, "I want to stress how hard our employees have worked as FSI survived the recession and returned to impressive levels of growth. Processes have been improved, our aspartic acid factory reached completion and new products have been developed that will drive our growth for years to come. I look forward to reporting more record quarters and years to the shareholders as well as the achievement of other important milestones."

                                   More below

Conference call

** CEO, Dan O'Brien has scheduled a conference call for 11:00 am EST, 8:00 am PST, Friday April 1, 2011 to discuss the financials. To attend this call, dial 1-877-941-2333 (or 1-480-629-9723). The conference call title, `Fourth Quarter Financials' may be requested **

The above information and following table contain supplemental information regarding income and cash flow from operations for the 3 & 12 months respectively ended Dec. 31, 2010 and 2009. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                               FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

                      Consolidated Statement of Operations
         For 3 & 12 Months Ended Dec. 31 (12 Months Operating Cash Flow)
                     (12 month audited / 3 month unaudited)

--------------------------------------------------------------------------------

                                                  3 and 12 month revenue ended
                                                             Dec. 31
                                                       2010           2009
                                                  ------------------------------
3 month                                             3 month
                                                    revenue
                                                  ------------------------------
Revenue                                           $  2,596,082    $ 2,402,195
                                                  ------------------------------

                                                    12 month
                                                    revenue
                                                  ------------------------------
12 month Revenue                                  $ 11,491,401    $ 9,783,496
Net income (loss) GAAP                            $   (190,080)   $  (743,442)
Net income (loss) per share GAAP                  $      (0.01)   $     (0.05)
Net income (loss) Excludes "net income tax as
   indicated and as listed below" NON-GAAP        $    500,100 a  $  (467,459)a
--------------------------------------------------

--------------------------------------------------------------------------------
Net income (loss) per share excluding "income
  tax"  NON-GAAP                                  $       0.04 a  $     (0.03)a
12 month weighted average shares used in
  computing per share amounts - basic GAAP        $ 13,962,567    $14,020,375
                                                  ------------------------------
                                                  12 month Operating Cash Flow
The following calculations begin with: Net                ended Dec. 31
income (loss) GAAP
                                                  ------------------------------
Operating cash flow (12 month). NON-GAAP -
Excludes: a and b as indicated and as listed
below                                             $ 1,038,129 a,b  $  131,859a,b
Operating cash flow (12 month). NON-GAAP -        $1 ,908,365      $  956,322
Excludes: a.b and c as indicated and as listed       a,b,c              a,b,c
below
Operating Cash flow per share (12 months) -
basic. NON-GAAP - Excludes: items "a,b and c" as  $      0.14      $ 0.07 a,b,c
indicated and as listed below.                         a,b,c
Non-cash Adjustments (as per 12 month Statement   $   538,029 b    $599,317 b
of Cash Flow)
 Adjustments - other (as listed below)            $ 1,560,416 a,c  $1,100,446a,c
12 month basic weighted average shares used in
computing per share amounts - basic GAAP           13,962,567       14,020,375
--------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company have been excluded as follows.

a)  NON-GAAP- "income tax (Net Income Tax: 2010 =$690,180, 2009 = $275,983)

b) NON-GAAP- Non-cash Adjustments for 2010 and 2009, "depreciation, stock compensation expenses, write down of investment and inventory, loss on sale of equipment, interest expense, other expenses, and shares for service (see
    - Consolidated Statement of Cash Flow).

c) NON-GAAP- Other Non-operating adjustments - add "New factory construction costs (2010 = $870,236, 2009 =$824,463), deduct interest income (interest income: 2010 = $0, 2009 = $0) which are unrelated to the "current operations" of the Company.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                     615 Discovery Street, Victoria, BC V8T 5G4 CANADA

                              Company Contacts

                                Flexible Solutions International - Head Office
                                                                   Jason Bloom
                                                             Tel: 250-477-9969
                                                             Tel: 800.661.3560

Email: Info@flexiblesolutions.com

If you have received this news release by mistake or if you would like to be removed from our update list please reply to: laura@flxiblesolutions.com


To find out more information about Flexible Solutions and our products, please visit www.flexiblesolutions.com

                                  EXHIBIT 99.2

Conference Call Speech Full Year 2010

Good morning. I'm Dan O'Brien, CEO of Flexible Solutions.

Safe Harbor provision:

      The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

Welcome to the FSI conference call for full year 2010.

      Before concentrating on the numbers, I'd like review what we have accomplished in the last year and our estimates looking forward. 2010 was a good year for FSI and I'm extremely proud of how our team performed. Our dedication to lean operations, low leverage and sales into multiple market verticals has served us well. Last year, for instance agriculture maintained our top line revenue growth when oilfield business was constrained by contract renewal activities at Norwegian oil service companies.

Among our significant achievements for 2010:

      We returned to historical growth levels higher than 15% per year compounded.

      We achieved record sales of 11.5 million, exceeding the 2008 record by over a million dollars.

      We increased distribution of agricultural products leading to very strong revenue growth in this market vertical.

      We recovered the oilfield and detergent volumes lost during the recession and even increased total sales in both market verticals.

      In the first part of 2011, we completed projects started in 2010 to strengthen our balance sheet and increase shareholder value.

      First, we reduced the issued and fully diluted share count very substantially through an attractively priced buyback and option expiry respectively.

      Second, we obtained a revolving line of credit at excellent terms that can be used to fund our growth without issuing equity.

     I want to speak about the biomass factory in Alberta, Canada. The equipment we have waited so long for has been delivered and is almost ready for testing. The Alberta steam inspector has asked for additional data before we can run the equipment. We believe we can supply the data in days, not weeks and proceed to testing and then production. This plant is designed to supply our Chicago operations with most of the aspartic acid that they use for making poly-aspartic acid. By using sugar in Alberta, we de-link our raw material supply from oil, our current source, shorten our supply line by several weeks and thousands of miles and dramatically improve the sustainable content of our finished products. Production from sugar will result in reduced costs and the opportunity to gain customers who insist on renewable-based materials. As the financials show, the Alberta plant is not needed for a strong and growing company but it is wanted to improve our products and reduce our costs and risks.

The NanoChem Division:

      This division makes polyaspartic acid [TPA] a biodegradable protein with many valuable uses. It now represents 90% of revenue and is the main sales and profit driver of our company. In the detergent market we continue to proceed toward our first sale to one of the biggest world manufacturers. Our samples of polyaspartates made entirely from sugar have been provided to this potential customer and we have received confirmation that they work as well as our oil based products. The market for our product in detergent is estimated as greater than 350 million dollars per year.

      TPA is used in agriculture to increase crop yield. In North America alone, the wholesale market is over 2 billion a year and most crops are able to use TPA profitably. 2010 was a good year for fertilizers and additives. The market vertical saw excellent growth. A new distributor, signed in late 2009 has grown sales faster than any group we have worked with. Based on their stellar 2010 performance, we hope to see good growth for TPA in agriculture in 2011 and even more in 2012 when yet another motivated new distributor is expected to generate significant sales.

      TPA is a biodegradable way of treating oilfield water to prevent pipes from plugging with mineral scale. Our sales into this market are strong and oil companies in the Nordic countries must use TPA as part of environmental regulation. In 2010 oilfield TPA sales returned as predicted and total oilfield sales are expected to increase again in 2011 and 2012.

Q1 AND REST OF 2011:

      Revenue in the first 2.5 months of 2011 has been stronger than 2010. Agriculture has led the way and swimming pool revenue has surprised on the upside. The peak in pool revenue straddles Q1 and Q2 so it is too early to predict the full year in that division. Oilfield sales are also tracking higher than 2010 with the growth driven by both new contracts for our standard products and new uses of our improved TPA's that have been developed and proven over the last several years. The last 12 months have seen an increased willingness by detergent manufacturers to consider biodegradable compounds and we have added new detergent customers as well as increasing sales to existing companies.

      We are reasonably confident that revenue growth will continue through 2011 and 2012, likely at a rate of 15% or higher, but variable from quarter to quarter as is usual for small companies.

Highlights of the financial results:

      Sales for the year increased 17% to $11.5 million compared with $9.78 million for 2009. The result was a loss of $190 thousand or $0.01 per share in the 2010 period, compared to a loss of $743 thousand or $0.05 per share, in 2009.

      Sales in Q4 were 2.6 million, up 8% compared to 2.4 million in the year earlier period. We do not believe that the lower % growth in Q4 is indicative; rather we think future growth should mimic the full year data.

      Because of the out-size effects of depreciation, stock option expenses and one-time items on the financials of small companies, FSI also provides a non-GAAP measure useful for judging year over year success. "Operating cash flow" is arrived at by removing depreciation, option expenses, income tax and one-time items from the statement of operations.

     For full year 2010, operating cash flow was $1.91 million, 14 cents per share compared to $956 thousand and 7 cents per share in 2009. We are very pleased with this result. The Alberta plant is close to operation and we expect that once it begins covering its expenses with production, the company as a whole will show significant net profits. Detailed information on how to reconcile GAAP with non-GAAP numbers is included in our news release of March 31st.

      Income taxes: Our financials include $770 thousand in income tax paid. The Canadian division, Flexible Solutions Ltd, is accumulating losses as the Alberta factory is expensed and, soon, depreciated. This is a planned, short-term situation since the Alberta plant will generate significant profit once it begins selling aspartic acid to the NanoChem division in the US. The NanoChem division, of course, must remit taxes to the US government based on its income as a separate US company.

      Finally, our other product lines, Watersavr has had many more inquiries over the last several months. At least one large prospect is close to ordering. We are continuing our efforts in Turkey, Morocco, parts of the far-east, Australia and Spain. Swimming pools will be managed to optimize cash flow for support to other divisions. By providing a small portion of our Alberta factory to the Pool Division, we have reduced lease costs by $120 thousand a year, cash that can be used to drive other projects forward. The Swimming pool products, Ecosavr and Heatsavr, do continue to gain customers and the business is a good one - just not as fast growing as our other divisions. Our prospective partner for the BTI product has declined to continue citing too many other opportunities. We will look for alternative partners.

     The text of this speech will be  available  on our website by Monday  April
4th and email copies can be requested from Jason Bloom at 1800 661 3560. [Jason@flexiblesolutions.com]

Thank you, the floor is open for questions.